As filed with the Securities and Exchange Commission on April 24, 2015

Registration No. 333-202695

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cedar Fair, L.P.

(Exact name of registrant as specified in its charter)

Delaware	7990	34-1560655
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Canada’s Wonderland Company

(Exact name of registrant as specified in its charter)

Canada	7990	98-0524175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Magnum Management Corporation

(Exact name of registrant as specified in its charter)

Ohio	7990	34-6525545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

One Cedar Point Drive

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Duffield Milkie

Vice President and General Counsel

Cedar Fair, L.P.

One Cedar Point Drive

Sandusky, Ohio 44870-5259

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Note	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.375 % Senior Notes due 2024	$450,000,000	100%	$450,000,000	$52,290(2)
Guarantees of 5.375% Senior Notes due 2024(3)	N/A		N/A	N/A(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.
(3)	See inside facing page for table of registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Carowinds LLC	Delaware	06-1346301*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Fair Southwest Inc.	Delaware	06-1346301	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Point Park LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Dorney Park LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Geauga Lake LLC	Delaware	34-6525545*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Dominion LLC	Delaware	06-1346301*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Island Company	Delaware	31-1088699	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Island Park LLC	Delaware	31-1088699*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Knott’s Berry Farm LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Michigan’s Adventure, Inc.	Michigan	38-2173895	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Michigan’s Adventure Park LLC	Delaware	38-2173895*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Millennium Operations LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Valleyfair LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Wonderland Company Inc.	Delaware	13-3929556	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Worlds of Fun LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

*	Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Valleyfair LLC and Worlds of Fun LLC are entities that are disregarded from their owners for U.S. federal income tax purposes. Therefore, we have listed the Employer Identification Number of such entities’ owners in the table above.

EXPLANATORY NOTE:

This Amendment No. 1 to the Registration Statement on Form S-4 is being filed solely for the purpose of filing a revised Exhibit 23.5.

II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Nova Scotia Registrant

Canada’s Wonderland Company

Under applicable Nova Scotia law, a director owes a duty of care and a duty of loyalty and good faith (also referred to as a fiduciary duty).

Article 147 of the articles of association of Canada’s Wonderland Company provide that every director, manager, President, Secretary, Treasurer, and other officer or servant of Canada’s Wonderland Company shall be indemnified by Canada’s Wonderland Company against, and it shall be the duty of the directors out of the funds of Canada’s Wonderland Company to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including travelling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of Canada’s Wonderland Company and have priority as against the members over all other claims.

Delaware Registrants

Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Millennium Operations LLC, Valleyfair LLC and Worlds of Fun LLC are formed under the laws of Delaware.

Cedar Fair, L.P. is a limited partnership formed under the laws of Delaware.

Cedar Fair Southwest Inc., Kings Island Company and Wonderland Company Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Restated Certificate of Incorporation of Kings Island Company (f.k.a. Kings Entertainment Company) and the By-Laws of Cedar Fair Southwest Inc. and Wonderland Company Inc. (collectively, “By-Laws”) give to the corporations to the fullest extent permitted by Section 145 of the DGCL the right to indemnify any and all persons whom they shall have the power to indemnify under said Section from and against any and all of expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacities and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The By-Laws also eliminate the liability of the directors of the corporations for monetary damages to the fullest extent permissible under Delaware law for breach of their fiduciary duties as directors.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of Cedar Fair, L.P. provides that the partnership will, to the fullest extent permitted by law, indemnify and hold harmless the general partner and its affiliates and any partner, director, officer, employee, member or agent thereof, any officer, employee or agent of the partnership or its affiliates, and the trustee from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved, as a party or otherwise. Such indemnification is also provided to such persons by reason of his or its management of the affairs of the partnership, any subsidiary of the partnership or the general partner or his or its status as the general partner, an affiliate thereof, a partner, director, officer, employee, member or agent thereof or a person serving at the request of the partnership, a general partner or any affiliate thereof in another entity in a similar capacity, which relates to or arises out of the partnership, its property, business or affairs or the general partner, their properties, businesses or affairs or any document filed with or submitted to the SEC or any indemnification of underwriters given in connection therewith, regardless of whether the indemnitee continues to be the general partner, an affiliate thereof or a partner, director, officer, employee, member or agent thereof or a director, officer, employee or agent of the partnership at the time of such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof, if the indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or its conduct was unlawful.

The Limited Liability Company Operating Agreements of Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Millennium Operations LLC, Valleyfair LLC and Worlds of Fun LLC (collectively, the “LLC Agreements”) give to the limited liability companies to the fullest extent permitted by Section 18-108 of the Delaware Limited Liability Company Act the right to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever and the indemnification provided for in each of the LLC Agreements states that to the fullest extent permitted by applicable law, the company shall indemnify a member, manager, an officer, a person to whom the managers delegate management responsibilities, any affiliate, officer, director or shareholder of a member, or manager, or any employee or agent of the company or of the indemnified party from any loss, damage or claim incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in good faith in connection with the business of the company including expenses (including legal fees) incurred by such indemnified person in defending any claim, demand, action, suit or proceeding; provided however, that an indemnified party shall not be indemnified for any loss, damage or claim incurred by such party by reason of gross negligence or willful misconduct with such acts or omissions.

Ohio Registrant

Magnum Management Corporation is incorporated under the laws of Ohio.

Section 1701.13(E) of the Ohio General Corporation Law (“OGCL”) provides that an Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of that corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another entity or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. However, no indemnification shall be made in respect of a claim against such person by or in the right of the corporation if the person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, except to the extent the court determines such indemnification to be fair and reasonable. Indemnification may be made only if ordered by a court or authorized in each specific case by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by written opinion of independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination. Alternatively, such determination may be made by the corporation’s shareholders.

Section 1701.13(E) of the OGCL provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights provided by contract, under the corporation’s articles or regulations, or by a vote of shareholders or disinterested directors, or under insurance purchased by the corporation.

Michigan Registrant

Michigan’s Adventure, Inc. is incorporated under the laws of Michigan.

Sections 561 through 571 of the Michigan Business Corporation Act (“MBCA”) contain provisions governing the indemnification of directors, officers, employees, and agents by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue, or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit, or proceeding, or in defense of a claim, issue or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit, or proceeding, and any action, suit, or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit, or proceeding, (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two disinterested directors, (iii) by independent legal counsel, (iv) by all independent directors not parties or threatened to be made parties to the action, suit, or proceeding, or (v) by the shareholders (excluding shares held by interested directors, officers, employees, or agents). An authorization for payment of indemnification may be made by: (i) the board of directors by (a) a majority vote of all directors who are not parties or threatened to be made parties to the action, suit, or proceeding, provided that there are more than two such directors (b) a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (c) a majority vote of all “independent directors” who are not parties or threatened to be made parties to the action, suit, or proceeding, provided that there is at least one such director, or (d) if the corporation lacks the appropriate persons for alternatives (a) through (c), by a majority vote of the entire board of directors, or (ii) the shareholders.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee, or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution, or agreement specifically provides otherwise.

A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth above or was found liable, but if he or she was found liable, his or her indemnification is limited to reasonable expenses incurred.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person that ceases to be a director, officer, employee, or agent and inures to the benefit of the heirs, personal representatives, and administrators of the person if the person is an individual.

Michigan’s Adventure, Inc. is obligated under its bylaws to indemnify its directors and officers, and persons who serve or have served at the request of Michigan’s Adventure, Inc. as directors or officers of another corporation in which Michigan’s Adventure, Inc. owns shares of capital stock or of which Michigan’s Adventure,

Inc. is a creditor, against reasonable expenses (including attorneys’ fees) actually and necessarily incurred by such person, to the extent permitted under the MBCA. However, the bylaws of Michigan’s Adventure, Inc. exclude from such obligation matters as to which such person is found liable for negligence or misconduct in the performance of his or her duties.

The MBCA permits Michigan’s Adventure, Inc. to purchase insurance on behalf of its directors, officers, employees, and agents against liabilities arising out of their respective positions with Michigan’s Adventure, Inc., whether or not such liabilities would be within the above indemnification provisions.

Item 21.	Exhibits and Financial Statements Schedules.

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement between Cedar Fair, L.P. and Six Flags, Inc., Funtime, Inc., Aurora Campground, Inc., Ohio Campgrounds Inc., and Ohio Hotel LLC, dated April 8, 2004 (incorporated herein by reference to Exhibit 2 to the Registrant’s Form 8-K filed on April 23, 2004).

2.2	Stock Purchase Agreement between Cedar Fair, L.P. and CBS Corporation, dated May 22, 2006 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on July 7, 2006).

2.3	Amendment No. 1 to the Stock Purchase Agreement between Cedar Fair, L.P. and CBS Corporation, dated June 30, 2006 (incorporated herein by reference to Exhibit 2.2 to the Registrant’s Form 8-K filed on July 7, 2006).

2.4	Agreement and Plan of Merger, dated as of December 16, 2009, by and among Siddur Holdings, Ltd., Siddur Merger Sub, LLC, Cedar Fair Management, Inc. and Cedar Fair, L.P., dated as of December 16, 2009 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on December 17, 2009).

2.5	Termination and Settlement Agreement among Cedar Fair, L.P. and its affiliates, and the Apollo Parties thereto, dated April 5, 2010 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on April 6, 2010).

3.1	Sixth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed November 4, 2011).

3.2	Canada’s Wonderland Company Articles of Incorporation (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.3	Canada’s Wonderland Company By-Laws (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.4	Cedar Fair, L.P. Certificate of Limited Partnership (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.5	Cedar Fair, L.P. Agreement of Limited Partnership (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.6	Cedar Fair Southwest, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.12 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

Exhibit Number	Exhibit Description

3.7	Cedar Fair Southwest, Inc. By-Laws (incorporated herein by reference to Exhibit 3.13 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.8	Kings Island Company Articles of Incorporation (incorporated herein by reference to Exhibit 3.14 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.9	Kings Island Company By-Laws (incorporated herein by reference to Exhibit 3.15 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.10	Magnum Management Corporation Articles of Incorporation (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.11	Magnum Management Corporation By-Laws (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.12	Michigan’s Adventure, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.13	Michigan’s Adventure, Inc. By-Laws (incorporated herein by reference to Exhibit 3.20 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.14	Wonderland Company, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.15	Wonderland Company, Inc. By-Laws (incorporated herein by reference to Exhibit 3.24 to the Registration Statement on Form S-4 filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.16**	Carowinds LLC Certificate of Formation.

3.17**	Carowinds LLC Limited Liability Company Agreement.

3.18**	Cedar Point Park LLC Certificate of Formation.

3.19**	Cedar Point Park LLC Amended and Restated Limited Liability Company Agreement.

3.20**	Dorney Park LLC Certificate of Formation.

3.21**	Dorney Park LLC Amended and Restated Limited Liability Company Agreement.

3.22**	Geauga Lake LLC Certificate of Formation.

3.23**	Geauga Lake LLC Limited Liability Company Agreement.

3.24**	Kings Dominion LLC Certificate of Formation.

3.25**	Kings Dominion LLC Limited Liability Company Agreement.

3.26**	Kings Island Park LLC Certificate of Formation.

3.27**	Kings Island Park LLC Limited Liability Company Agreement.

Exhibit Number	Exhibit Description

3.28**	Knott’s Berry Farm LLC Certificate of Formation.

3.29**	Knott’s Berry Farm LLC Amended and Restated Limited Liability Company Agreement.

3.30**	Michigan’s Adventure Park LLC Certificate of Formation.

3.31**	Michigan’s Adventure Park LLC Certificate of Amendment of Certificate of Formation.

3.32**	Michigan’s Adventure Park LLC Amended and Restated Limited Liability Company Agreement.

3.33**	Millennium Operations LLC Certificate of Formation.

3.34**	Millennium Operations LLC Operating Agreement.

3.35**	Valleyfair LLC Certificate of Formation.

3.36**	Valleyfair LLC Amended and Restated Limited Liability Company Agreement.

3.37**	Worlds of Fun LLC Certificate of Formation.

3.38**	Worlds of Fun LLC Amended and Restated Limited Liability Company Agreement.

4.1	Rights Agreement between Cedar Fair, L.P. and American Stock Transfer and Trust Co., LLC, dated April 5, 2010 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on April 6, 2010).

4.2	Indenture, dated as of March 6, 2013, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as Issuers, the Guarantors named therein and The Bank of New York Mellon as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on March 8, 2013).

4.3	Form of 5.25% Senior Notes due 2021 (included in Exhibit 4.2).

4.4	Indenture, dated as of June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as Issuers, the Guarantors named therein and The Bank of New York Mellon as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 3, 2014).

4.5	Registration Rights Agreement, dated June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on June 3, 2014).

4.6	Form of 5.375% Senior Notes due 2024 (included in Exhibit 4.4).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

5.2**	Opinion of Squire Patton Boggs (US) LLP.

5.3**	Opinion of Warner Norcross & Judd LLP.

5.4**	Opinion of McInnes Cooper.

10.1	Credit Agreement, dated March 6, 2013, among Cedar Fair, L.P., Magnum Management Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the other parties thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on March 8, 2013).

10.2	Cedar Fair, L.P. Amended and Restated Executive Severance Plan, dated July 18, 2007 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

Exhibit Number	Exhibit Description

10.3	Cedar Fair, L.P. Amended and Restated 2000 Equity Incentive Plan, dated July 18, 2007 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.4	Cedar Fair, L.P. Amended and Restated 2000 Senior Executive Management Incentive Plan dated July 18, 2007 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.5	Cedar Fair, L.P. Amended and Restated Senior Management Long-Term Incentive Compensation Plan dated July 18, 2007 (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.6	Cedar Fair, L.P. Amended and Restated Supplemental Retirement Program dated July 18, 2007 (incorporated herein by reference to Exhibit 10.5 to the Registrants Quarterly Report on Form 10-Q filed on August 3, 2007).

10.7	Cedar Fair, L.P. 2008 Supplemental Retirement Program dated February 4, 2008 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on February 29, 2008).

10.8	2007 Amended and Restated Employment Agreement with Richard L. Kinzel (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2007).

10.9	Amendment to the 2007 Amended and Restated Employment Agreement with Richard L. Kinzel dated January 24, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2011).

10.10	Employment Agreement with Matthew A. Ouimet, dated June 20, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 24, 2011).

10.11	2011 Amended and Restated Employment Agreement with Richard A. Zimmerman, dated June 27, 2011 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed June 28, 2011).

10.12	Employment Agreement with Richard A. Zimmerman, dated October 14, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on October 18, 2011).

10.13	2011 Amended and Restated Employment Agreement with Robert A. Decker, dated June 27, 2011 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2011).

10.14	2011 Amended and Restated Employment Agreement with H. Philip Bender, dated June 27, 2011 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 28, 2011).

10.15	Cedar Fair, L.P. 2008 Omnibus Incentive Plan, dated as of May 15, 2008 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 20, 2008).

10.16	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Long-Term Incentive Award Agreement (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed on March 2, 2009).

10.17	Cedar Fair, L.P. 2008 Omnibus Incentive Plan 2008-2011 Performance Award Agreement (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed on March 2, 2009).

10.18	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Form of Restricted Phantom Unit Award Agreement (incorporated herein by reference to Exhibit 10 to the Registrant’s Form 10-Q filed on May 8, 2009).

Exhibit Number	Exhibit Description

10.19	Letter Agreement between Cedar Fair, L.P., Cedar Fair Management, Inc., Q Funding III, L.P. and Q4 Funding, L.P., dated May 4, 2010 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 5, 2010).

10.20	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 1, 2011).

10.21	2008 Omnibus Incentive Plan Form of Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed March 28, 2012).

10.22	2008 Omnibus Incentive Plan Form of Option Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed March 28, 2012).

10.23	2008 Omnibus Incentive Plan Form of Performance Award Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed March 28, 2012).

10.24	Amended and Restated Employment Agreement, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and David Hoffman, dated April 24, 2012 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed April 27, 2012).

10.25	Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Corporation and Brian Witherow, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8K filed December 7, 2012).

10.26	Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Corporation and Kelley Semmelroth, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed December 7, 2012).

10.27	Amended and Restated Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Matthew A. Ouimet, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed December 7, 2012).

10.28	Amended and Restated Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Richard Zimmerman, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed December 7, 2012).

10.29	Amended and Restated Employment Agreement by and between Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and H. Phillip Bender, dated December 4, 2012 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed December 7, 2012).

12.1	Statement of computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K filed on February 26, 2015).

21.1**	Subsidiaries of Cedar Fair, L.P.

23.1**	Consent of Simpson Thacher & Bartlett LLP (included as part of the Opinion filed as Exhibit 5.1).

23.2**	Consent of Squire Patton Boggs (US) LLP (included as part of the Opinion filed as Exhibit 5.2).

23.3**	Consent of Warner Norcross & Judd LLP (included as part of the Opinion filed as Exhibit 5.3).

23.4**	Consent of McInnes Cooper (included as part of the Opinion filed as Exhibit 5.4).

23.5*	Consent of Independent Registered Public Accounting Firm.

Exhibit Number	Exhibit Description

24.1**	Power of Attorney (included in signature page of this registration statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon as Trustee.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3**	Form of Letter to Clients.

99.4**	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
**	Previously filed.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(b) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Cedar Fair, L.P.

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

* Eric L. Affeldt	Chairman	April 24, 2015

Signature	Title	Date

* Gina D. France	Director	April 24, 2015

* Daniel J. Hanrahan	Director	April 24, 2015

* Scott Olivet	Director	April 24, 2015

* Tom Klein	Director	April 24, 2015

* Debra Smithart-Oglesby	Director	April 24, 2015

* John M. Scott III	Director	April 24, 2015

* Lauri M. Shanahan	Director	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Canada’s Wonderland Company

*
Name:	Matthew A. Ouimet
Title:	President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Director (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

* Cedar Fair, L.P. By Matthew A. Ouimet President, Chief Executive Officer and Director of the general partner Cedar Fair Management Inc.	Authorized U.S. Representative	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Magnum Management Corporation

*
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director, MMC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer (Principal Executive Officer) and Director, MMC	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

* Matthew A. Ouimet	Director, MMC	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Director, MMC	April 24, 2015

* Richard A. Zimmerman	Director, MMC	April 24, 2015

* Duffield E. Milkie	Director, MMC	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Carowinds LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Cedar Fair Southwest, Inc.

*
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Cedar Point Park LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Dorney Park LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Geauga Lake LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Kings Dominion LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Kings Island Company

*
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Kings Island Park LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Knott’s Berry Farm LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Michigan’s Adventure, Inc.

*
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President, Chief Executive Officer and Director, (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Michigan’s Adventure Park LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Millennium Operations LLC

*
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director of the general partner,Magnum Management Corporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President, Chief Executive Officer and Director, MMC (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

* Matthew A. Ouimet	Director, MMC	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Director, MMC	April 24, 2015

* Richard A. Zimmerman	Director, MMC	April 24, 2015

* Duffield E. Milkie	Director, MMC	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Valleyfair LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Wonderland Company, Inc.

*
Name:	Matthew A. Ouimet
Title:	President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President, Chief Executive Officer and Director, (Principal Executive Officer)	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 24th day of April, 2015.

Worlds of Fun LLC

*
Name:	Matthew A. Ouimet
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Matthew A. Ouimet	President and Chief Executive Officer	April 24, 2015

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	April 24, 2015

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	April 24, 2015

*By:	/s/ Brian C. Witherow
Brian C. Witherow Attorney-in-fact